EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of May 12, 2000 between GARY A. LEVIN, M.D., residing at 120 Cobblestone Court Novato, CA 94945 ("Executive"), and INTERACTIVE HEART MANAGEMENT CORP., a Delaware corporation having its principal office at 100 Metro Park South, Third Floor Laurence Harbor, NJ 08878 ("Company") and;

         WHEREAS, Company and Executive desire to provide for the employment of Executive by the Company on the terms and conditions set forth herein; and

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, it is agreed between the Company and the Executive as follows:

1.       EMPLOYMENT.

         The Company, subject to the approval of this Agreement by the board of directors of Q-med, Inc., a Delaware corporation and the parent of the Company ("Q-med") hereby employs Executive as its "Executive Vice President - Sales, Marketing and Business Development" to supervise and control the planning, marketing and sales of the Company's services to managed health care organizations, insurance companies, provider organizations and others during the Term hereof, as defined below and Executive herby accepts such employment.

2.       EFFECTIVE DATE.

         This Agreement shall become effective as of May 12, 2000 (the "Effective Date"), provided that the duties of Executive and the obligations of the Company hereunder shall not commence until Executive has complied with all terms relating to the termination of his present employment and has the unrestricted right to enter into this Agreement and perform Executive's obligations hereunder. This Agreement shall be deemed void if Executive does not assume his responsibilities hereunder on a full time basis on or prior to August 31, 2000.

3.       TERM OF EMPLOYMENT.

         Unless earlier terminated pursuant to Section 8 hereof, the term of employment under this Agreement shall be commence upon the date that the Executive assumes his full time responsibilities as Executive Vice President - Sales, Marketing and Business Development (the "Start Date") and shall continue from the Start Date to November 30, 2001 (the "Term"). The Term of this
Agreement shall thereafter be automatically renewed for successive one year periods. After November 30, 2001, and notwithstanding the automatic renewal of the Agreement as set forth hereinabove, either party may terminate this Agreement by giving the other party notice of termination not less than 45 days prior to the effective date of such termination.

4.       DUTIES.

                                       1
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

         4.1 In his capacity as "Executive Vice President - Sales, Marketing and Business Development", Executive shall use his best efforts to see that all reasonable orders and resolutions of the board of directors of the Company (the "Company's Board") within the scope of the Executive's supervision and control (unless any such order or resolution shall provide otherwise) are carried into, and, in general, shall perform all duties incident to the office of "Executive Vice President - Sales, Marketing and Business Development." All of Executive's powers and authority in any capacity shall at all times be subject to the reasonable direction and control of the Company's President.

         4.2 The Executive, if elected and if covered by officers and directors liability insurance, shall serve as a member of the Company's Board, the board of directors of Q-med, or any affiliate of the Company provided that nothing in this section shall be construed to require the nomination of Executive as such.

         4.3 Executive shall serve Company faithfully and to the best of his ability and shall devote substantially all of his business time, skill, efforts and attention during business hours, unless prevented by illness or incapacitation, to the business affairs of Company.

         4.4 Provided the Company's Board has not reasonably determined that such activities interfere with his duties and responsibilities hereunder, nothing in this Agreement shall preclude the Executive from engaging in charitable and community affairs, and/or from managing any passive investment made by him in publicly traded securities or other property. For the purposes of the Agreement, passive investment shall mean the beneficial ownership of not more than 4.9% of the outstanding voting stock of an entity which is traded on a national securities exchange or Nasdaq. The Executive may serve as a member of the boards of directors or as a trustee of any other corporation, association or entity provided that, in the reasonable judgment of the Executive and the Company's Board, such activities do not conflict or interfere with his duties hereunder.

5.       COMPENSATION.

         For all services to be rendered by the Executive in any capacity during the Term, including without limitation, services as an executive, officer, director or member of any committee of the Company, its subsidiaries, joint ventures, divisions and affiliates, the Executive shall be paid compensation as follows:

         5.1 Salary. Company shall pay Executive a base salary ("Base Salary") as follows: $205,000 per year for the period beginning on the Start Date. Executive's Base Salary may be increased, but not decreased by the Board of Directors. Once increased, such increased amount shall constitute the Executive's Base Salary. Base Salary shall be payable in accordance with the regular payroll practices of the Company applicable to executive officers.

         5.2  Bonuses.

         (a) For the initial period of the term beginning on the Start Date and ending

                                       2
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

         November 30, 2001, the Company shall pay Executive all or any part of a bonus which has been earned as a result of Executive's having met the goals set forth in Schedule 1 attached hereto (the "First Period Bonus"). The determination as to whether the goals requisite to earn all or any portion of the First Period Bonus were attained, shall be made in the good faith assessment of the President of the Company and, shall be made by the 15th of each calendar month beginning the second full month after the Start Date. Any amounts determined to be due Executive under this provision shall be paid in a lump sum no later than the 90th calendar day following such determination.

         (b) In addition, during the term of this Agreement and commencing November 30, 2001, and for each successive year ending November 30, the Executive and the Company's President shall develop a bonus plan, acceptable to the board of directors of Q-Med, whereby the Executive may earn an annual bonus equal to 40% of the Executive's Base Salary for such year. The bonus plan for each such year shall have minimum and maximum measurable performance goals in up to five categories reasonably related to the Executive's duties and responsibilities under this Agreement and will provide for payment in a lump sum not later than February 28 of the year following the year in which such bonus was earned.

         (c) In addition, Executive shall receive such additional bonuses as may from time to time be approved by the Company's Board of Directors.

         5.3      Stock Options.

         Executive will be granted the following stock options pursuant to Q-med's 1997 or 1999 Equity Incentive Plans (the "Plans"):

         (a) An initial ten-year option (the "Bonus Option") to purchase up to 100,000 shares of Q-med common stock at an exercise price of $7.00 per share. This initial option shall vest and shall be exercisable by Executive in accordance with the Plans as follows: 33,333 on and after May 12, 2001; 33,333 on and after May 12, 2002; and 33,334 on and after May 12, 2003.

         (b) An additional ten year option (the "Performance Option") to purchase up to 60,000 shares of Q-med common stock at an exercise price of $7.00 per share which shall immediately vest and be exercisable in accordance with the Plans and upon the occurrence of following events:

                  i. the option to purchase 25,000 shares of Q-med common stock shall immediately vest in the event the Company signs a letter of intent and/ or contract with a California health care plan or provider system for the management of more than 50,000 Senior Equivalent Lives (defined below) by

                  December 31, 2000, provided a binding contract for such services is executed on or prior to March 31, 2001.;

                  ii. the option to purchase 15,000 shares of Q-med common stock shall immediately vest on the date it is determined that the Company reported

                                       3
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

                  Adjusted Net Earnings (defined on Schedule 2) for the fiscal year ending November 30, 2001 exceeded $1.4 million; and

                  iii. the option to purchase 20,000 shares of Q-med common stock shall immediately vest on the date it is determined that the Company reported Adjusted Net Earnings (defined on
                  Schedule 2) for the fiscal year ending November 30, 2002 exceeded $2.6 million.

         (c) Each of the criteria set forth in Sections 5.3 (i), (ii) and (iii) shall be independent and shall provide an opportunity for vesting separate from each other.

         (d) None of the above described options shall vest and said options will not be exercisable unless Executive begins full time employment on or before August 31, 2000.

         (e) The board of directors of Q-med, in its sole discretion, may grant such additional options to Executive as it deems appropriate.

         5.4 Other Compensation Plans and Programs. Executive shall be eligible to participate in any compensation plan or program, annual or long term, maintained by Company in which other senior executives of Company participate on terms comparable to those applicable to such other senior executives.

         5.5 Guaranty by Q-med. As further and material inducement for Executive to enter into this Agreement:

                  (a) Q-med hereby unconditionally guarantees the full and prompt payment of all amounts which are due to Executive and all amounts which shall in the future become due and owing to Executive (or his estate) under this Agreement including, without limitation, sums due under Sections 5 and 8 (collectively the "Guaranteed Obligations").

                  (b) Q-med's guaranty shall not be released, impaired or affected by any modification, extension, amendment, release or other alteration of any of the Guaranteed Obligations of this Agreement, nor by any agreements or arrangements whatever with the Company or any one else, and the liability of Q-med hereunder shall apply to the Guaranteed Obligations as may subsequently be altered or modified by the mutual agreement of the Executive and the Company.

                  (c) No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations (including, without limitation, as a result of the Company's bankruptcy, reorganization or insolvency, or pursuant to any assignment for the benefit of creditors, receivership, or similar proceeding under any law or with respect to any party, or by any actions of a trustee in any said proceeding) shall affect, impair or be a defense to this guaranty, and this guaranty shall be a primary obligation of Q-med and nothing shall discharge or satisfy the liability of Q-med hereunder except the full payment and performance of the Guaranteed Obligations.

                                       4
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

                  (d) This guaranty is a continuing guaranty, which shall remain effective until the Guaranteed Obligations have been satisfied in full.

6.       BENEFITS.

         6.1 Benefit Programs. Executive shall be eligible to participate in, under the same or similar terms as are generally available to the Company's senior executives and to the same extent as any and all executive benefit programs of the Company from time to time in effect are generally available to the Company's senior executives, including, but not limited to, health (which shall include an annual physical and which shall cover the Executive's dependents), a policy of term life insurance (with a minimum death benefit of $25,000), and disability insurance (guaranteeing not less than sixty percent (60%) of Executive's then current Base Salary (adjusted for inflation during the time benefits are payable) upon Executive's occupational or functional disability). The waiting period for health insurance will be waived, or if it can not under the terms of the Company's plan be waived, the Company will bear the cost of continuing Executive's former employer's coverage pursuant to COBRA. In addition, the Company will contribute to its 401(k) Plan, for the benefit of Executive's account, at the rate of $.25 per $1.00 contributed by Executive up to a maximum of 6% of Base Salary or the maximum amount permitted under the terms of the Company's 401(k) Plan, whichever is lower.

         6.2 Vacation and Sick Pay. Executive is entitled to up to four weeks of paid vacation each calendar year. Executive shall not utilize his vacation time in periods longer than 10 consecutive days without obtaining the consent of the Company. In the event the Executive does not utilize all of the vacation time to which he is entitled in any given year, the unused portion, at the option of the Executive, may be carried over to any succeeding year or years. In the event Executive carries forward any unused vacation time, he shall be entitled to use up to two weeks of carried forward vacation time per year in addition to the four weeks of vacation time he is entitled to in each calendar year for a total of up to six (6) weeks of paid vacation time. In addition to paid vacation time, the Executive will be paid for sick, personal and floating days up to a maximum of nine days per calendar year.

         6.3 Fringe Benefits. Executive shall be entitled to the perquisites and other fringe benefits made available to senior executives of the Company.

         6.4 Expenses. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel, cellular telephone (including access charges and business calls), state medical licensure, Drug Enforcement Administration permits and. up to $1,000 annual tuition for continuing education. Additionally, Executive shall, after having obtaining the approval of the Company's Chief Executive Officer, be authorized to incur reasonable expenses for such periodicals and memberships in professional organizations such as the DMAA, ACPE and
         AMa and similar items related to Executive's duties and responsibilities as Executive deems necessary. Company will reimburse Executive for all such expenses upon presentation by Executive of appropriately itemized accounts of such expenditures.

                                       5
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

         6.5 Automobile. Company shall pay Executive for all reasonable expenses (including, but not limited to, lease payments, liability insurance and fuel costs), of up to $325 per month incurred in operating an automobile for Executive's use in the performance of his duties hereunder and in the conduct of Company's affairs, which automobile shall also be available to Executive and his spouse for personal use.

         6.6 Perquisites. During the Term, Executive shall be provided with computing hardware and software tools, office facilities and a qualified and experienced administrative assistant as is deemed appropriate by the Executive and approved by the Company's Chief Executive Officer.

7.       INDEMNIFICATION.

         Executive shall be indemnified by the Company against all liability incurred by the Executive in connection with any proceeding, including, but not necessarily limited to, the amount of any judgment obtained against Executive, the amount of any settlement entered into by the Executive and any claimant with the approval of the Company, attorneys' fees, actually and necessarily incurred by him in connection with the defense of any action, suit, investigation or proceeding or similar legal activity, regardless of whether criminal, civil, administrative or investigative in nature ("Claim"), to which he is made a party or is otherwise subject to, by reason of his being or having been a director, officer or employee of Company, to the full extent permitted by applicable law and the Certificate of Incorporation of Company. Such right of indemnification will not be deemed exclusive of any other rights to which Executive may be entitled under Company's Certificate of Incorporation or By-laws, as in effect from time to time, any agreement or otherwise.

8.       TERMINATION OF EMPLOYMENT.

         8.1      Termination Without Cause or for Good Reason.

         (a) Company may terminate Executive's employment at any time for any reason. If Executive's employment is terminated by the Company other than for Cause (as defined in Section 8.4 hereof) or as a result of Executive's death or Permanent Disability (as defined in Section 8.2 hereof) or if Executive terminates his employment for Good Reason (as defined in Section 8.1 (b) hereof) prior to the end of the, Executive shall receive or commence receiving in accordance with the terms of this Agreement:

                  (i) such payments under applicable plans or programs, including but not limited to those referred to in Section 5.4 hereof, to which he is entitled pursuant to the terms of such plans or programs through the date of termination within thirty (30) days of the date of termination ;

                  (ii) any earned but unpaid Bonus which amount shall be paid in a cash lump sum within thirty (30) days of the date of termination;

                  (iii) a severance payment (the "Severance Payment"), which amount shall be paid in a cash lump sum equal to nine months of the Executive's Base Salary within thirty (30) days of the date of termination;

                                       6
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

                  (iv) immediate vesting of all unvested stock options which by their terms vest only with the passage of time;

                  (v) payment in respect of accrued by unused vacation days (the "Vacation Payment") and compensation earned but not yet paid (the "Compensation Payment") which amount shall be paid in a cash lump sum within thirty (30) days of the date of termination; and

                  (vi) continued coverage, at the Company's expense, for the longer of 18 months from the date of termination or such periods as are required under federal or applicable state law, under all Executive health, dental, disability and life insurance plans in which the Executive participates as of the date of termination in accordance with the respective terms thereof.

         (b) For purposes of this Agreement, "Good Reason" for Executive's decision to terminate this Agreement shall mean any of the following unless waived by Executive, in writing, prior to its occurrence:

                  (i) Any material breach by Company of any provision of this Agreement, including any material reduction by Company of Executive's duties or responsibilities (except in connection with the termination of Executive's employment for Cause, as a result of Permanent Disability, as a result of Executive's death or by Executive other than for Good Reason);

                  (ii) A reduction by the Company in Executive's Base Salary;

                  (iii) The failure by the Company to obtain the specific assumption of this Agreement by any successor or assign of Company as provided for in Section 11 hereof; or

                  (iv) Upon a Change of Control of Company or Q-med (as such term is hereinafter defined).

         8.2 Permanent Disability. If Executive becomes totally and permanently disabled (as defined in the Company's disability benefit plan applicable to senior executive officers as in effect on the date thereof) ("Permanent Disability"), Company or Executive may terminate Executive's employment on written notice thereof, and Executive shall receive or commence receiving :

                  (i) any and all amounts  payable to Executive  pursuant to the
                  terms  of  the   disability   insurance   policy  or   similar
                  arrangement which Company maintains during the term hereof;

                  (ii) any and all Vacation Payment and/or Compensation Payment due Executive under this Agreement. Such amounts shall be paid to Executive as a cash lump sum within 30 days of such termination;

                  (iii) such payments under applicable plans or programs, including but not limited to those referred to in Section 5.3 hereof, to which Executive is entitled pursuant to the terms of such plans or programs through the date of

                                       7
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------
                  termination. Such amounts shall be paid to Executive within 30 days of such termination; and

                  (iv) the immediate vesting of all unvested stock options which by their terms vest only with the passage of time.

         8.3 Death. In the event of Executive's death during the Term of his employment hereunder, Executive's estate or designated beneficiaries shall receive or commence receiving, as soon as practicable in accordance with the terms of this Agreement:

                  (i) compensation equal to 75% of one year's Base Salary which shall be paid within 45 days of Executive's death;

                  (ii) any death benefits provided under the Executive benefit programs, plans and practices referred to in Sections 5.4 and
                  6.1 hereof, in accordance with their respective terms;

                  (iii) the Vacation Payment and the Compensation Payment which shall be paid to Executive as a cash lump sum within 45 days of Executive's death; and

                  (iv) such other payments under applicable plans or programs, including but not limited to those referred to in Section 5.4 hereof, to which Executive's estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs; and

                  (v) immediate vesting of all stock options, which by the terms of their grant, vest only with the passage of time, which may be exercised up to one year after Executive's demise.

         8.4 Voluntary Termination by Executive; Discharge for Cause. The Company shall have the right to terminate the employment of Executive for Cause (as hereinafter defined). In the event that Executive's employment is terminated by Company for Cause, as hereinafter defined, or by Executive other than for Good Reason or other than as a result of the Executive's Permanent Disability or death, prior to the date of termination, Executive shall be entitled only to receive, as a cash lump sum within 30 days of such termination (a) the Compensation Payment and the Vacation Payment; and (b) earned but unpaid Bonus attributable to a fiscal year prior to the fiscal year in which such termination occurs. As used herein, the term "Cause" shall be defined as:

                  (i) habitual absence from work by the Executive, including without limitation, habitual absence from the Company's offices on non-Company matters that interferes with the Executive's duties. Absences resulting from a verified illness or temporary disability of the Executive shall not constitute "cause" for termination;

                  (ii) habitual drunkenness by the Executive;

                  (iii) habitual drug abuse or drug addiction by the Executive;

                                       8
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

                  (iv) the Executive maliciously denigrating in public, the Company or any officer, director or affiliate thereof;

                  (v) sexual harassment by the Executive which has been reasonably substantial and in violation of the Company's then existing policy regarding sexual harassment and substantiated by an independent investigation of an investigator mutually selected by the Company and the Executive. In the event the parties are unable to mutually agree upon an investigator to conduct the investigation, then the Company shall select an investigator, the Executive shall select and investigator and the investigators selected by the Company and the Executive shall mutually select a third investigator. The mutually selected investigator selected by the Company and the Executive, or in the event the Company and Executive were unable to agree on an investigator, the three investigators shall cause to be conducted a full and complete investigation into the allegations of sexual abuse, using generally accepted investigatory procedures, to determine the validity of the sexual harassment allegations and render a written report to both the Company and the Executive. In the event the independent investigation determines that the Executive engaged in reasonably substantial sexual harassment in violation of the Company's then existing policy regarding sexual harassment, such determination shall constitute "cause" for termination;

                  (vi)  the  willful  and  malicious  physical   destruction  of
                  substantial property or asset(s) of the Company by, or caused by, the Executive;

                  (vii) appropriation of business opportunities of the Company by the Executive for the direct or indirect personal gain of the Executive or members of his family without the prior written consent of the Board;

                  (viii) the Executive causing the Company to enter into transactions or arrangements with the Executive, in his capacity as an individual and not as an employee of the Company, or a person or entity affiliated therewith, which results in direct or indirect personal gain to the Executive or members of his family without the prior written consent of the Board, provided, however, that this shall not include the employment of the Executive by the Company or its affiliates;

                  (ix) willful and malicious interference with the Company's operations by the Executive;

                  (x) engagement by the Executive in any act of fraud, material misappropriation of funds or assets, or embezzlement, including without limitation, theft, bribery or the receipt of kickbacks;

                  (xi) a conviction of the Executive for, or a plea of nolo contendere by the Executive to, a felony or other criminal act for which the possible penalties include a prison sentence of at least 1 year;

                  (xii) a material breach by the Executive of the restrictive covenants

                                       9
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------
                  contained in Section 9 this Agreement;

                  (xiii) a material breach of this agreement by the Executive, provided the Executive has been notified of such breach, given a period of not less than 30 days to remedy such breach, and an independent arbitrator determines that such breach is "material" under the terms of this Agreement;

                  (xiv) if, within 30 days after having received written notice from the Company, Executive fails to comply with the reasonable directions or instructions of the Board or the Company's President which are consistent with the Executive's position and responsibilities, provided an independent arbitrator, mutually agreed upon by the parties hereto, determines that such directions were reasonable and consistent with the Executive's position and responsibilities.

9.       RESTRICTIVE COVENANTS.

         9.1 Confidentiality. Executive recognizes that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of Company, the unauthorized use or disclosure of which could cause Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Executive covenants and agrees with Company that he will not, either during the term of his employment hereunder and for a period of one (1) year after the expiration or termination of this Agreement, disclose, furnish or make accessible to any person, firm or corporation (except (i) in the ordinary course of business in performance of Executive's obligations to Company hereunder or (ii) when required to do so by a court of competent jurisdiction, by any governmental, administrative or legislative agency having supervisory authority over the business of Company or (iii) with the prior written consent of Company pursuant to authority granted by a resolution of the Board of Directors) any confidential information that Executive has learned or may learn by reason of his association with Company. As used herein, the term "confidential information" shall include, without limitation, proprietary information not previously disclosed to the public or to the trade by Company with respect to the business or affairs of Company or which is otherwise made public or disclosed to a third party by persons other than Executive; or of which disclosure is compelled by judicial or governmental process, including, without limitation, information relating to business opportunities, customer lists, price lists, trade secrets, systems, techniques, procedures, methods, inventions, facilities, financial information, business plans or prospects.

         9.2 Non-Competition. During the period of his employment hereunder and , for nine months thereafter, Executive agrees that, without first obtaining the prior written consent of Company, (A) he will not, directly or indirectly, either as principal, manager, agent, officer, stockholder, partner, investor, lender or Executive or in any other similar capacity, carry on, be engaged in, or have any financial interest in, any business which is directly in competition with the business of Company and/or its subsidiaries or affiliates and (B) he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any

                                       10
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------
         person who has been employed by Company or any of its affiliates at any time during the nine months immediately preceding such solicitation. For the purposes of this provision, employment by a health maintenance organization or provider organization that develops, owns or operates a disease management system which is used by or for its own members or membership and is not sold to other HMOs or provider systems, shall not be deemed directly nor indirectly "competitive" with the Company's business. Further, following the termination of this Agreement, Executive shall not be prohibited from providing consulting services to other HMOs, provider systems and/or trade organizations provided that such consulting services do not result directly in the offering or sale of disease management services to persons other than the consulting client's own members or membership.

10.      INJUNCTIVE RELIEF.

         Without intending to limit the remedies available to Company, Executive acknowledges that a breach of the covenants contained in Section 9 of this Agreement may result in material irreparable injury to Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely. Accordingly, it is acknowledged that, upon adequate proof of Executive's violation of any legally enforceable provision of Section 9 above, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by such Section or such other relief as may be required to specifically enforce any of the covenants in such Section.

11.      ASSIGNMENT.

         This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by Company, except that Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Company, if such successor expressly agrees to assume the obligations of Company hereunder.

12.      CHANGE IN CONTROL.

         12.1 Definition. For purposes of this Agreement, a "Change in Control" of the Company or Q-med (the "Entity") shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Entity in which the Entity is not the continuing or surviving corporation or pursuant to which shares of the Entity's Common Stock would be converted into cash, securities or other property, other than a merger of the Entity in which the holders of the Entity's Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B)

                                       11
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------
         any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Entity, or (ii) the stockholders of the Entity shall approve any plan or proposal for the liquidation or dissolution of the Entity, or
         (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Entity or any Executive benefit plan sponsored by the Entity, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Entity representing 50% or more of the combined voting power of the Entity's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period, constituted the Board of Directors of the Entity shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Entity's stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office, who were directors at the beginning of such two-year period.

         12.2 Rights and Obligations. If a Change in Control of the Company or Q-med shall have occurred while the Executive is an employee of the Company, the Executive shall be entitled to the compensation provided in Section 8.1 of this Agreement upon the subsequent termination of the Executive's employment with the Company by either the Company, or the Executive within one year of the date upon which the Change in Control shall have occurred, unless such termination is a result of (i) the Executive's death; (ii) the Executive's Disability; (iii) the Executive's Retirement; or (iv) the Executive's termination for Cause (as defined in paragraph 8.4 above).

13.      NOTICES.

         Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given if delivered in person, or mailed by certified first class mail, postage prepaid, or sent by a reputable overnight courier service, addressed to the party to be notified at the address(es) specified below (or such other address as may be specified by notice in this manner):

         Notice to Company:

                  Interactive Heart Management Corp.
                  100 Metro Park South, 3rd Floor
                  Laurence Harbor, NJ 08878
                  Attention: Board of Directors

         With a required copy to:

                  Q-Med, Inc.
                  100 Metro Park South, 3rd Floor
                  Laurence Harbor, NJ 08878

                                       12
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

                  Attention: Board of Directors

         Notice to Executive:

                  Gary A. Levin, M.D.
                  120 Cobblestone Court
                  Novato, CA 94945

         Notices shall be deemed given as of the date delivered or the date entrusted to the United States postal service or courier service.

14.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

15.      HEADINGS.

         The headings in this Agreement are for convenience only and in no way define, limit, or describe the scope or intent of any provision of this Agreement.

16.      WAIVER.

         The waiver by either party of noncompliance by the other party of any term or provision of this Agreement shall not be construed as a waiver of any other non-compliance.

17.      DISPUTE MEDIATION.

         If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to arbitration, litigation or some other dispute resolution procedure. The fees of the mediator and the expenses of mediation shall be paid equally by the parties.

18.     ARBITRATION.

         In the event that any dispute(s) arising out of or relating to this Agreement, or the breach thereof, has not been able to be settled through mediation as set forth hereinabove, such dispute(s) either party to this Agreement may, elect to have said dispute(s) be resolved by binding arbitration, to be held in Chicago, Illinois in accordance with the rules and procedures of the American Arbitration Association. If arbitration is elected, the Executive and the Company shall mutually select the arbitrator. If the Executive and the Company cannot agree on the selection of an arbitrator, each Party shall select an arbitrator and the two arbitrators shall select a third arbitrator, and the three arbitrators shall form an

                                       13
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------
arbitration panel which shall resolve the dispute by majority vote. Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Costs of the arbitrator or arbitrators, legal fees and expenses, and other similar costs in connection with arbitration shall be paid by the Party that does not prevail at such arbitration.

19.      SEVERABILITY.

         If any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof.

20.      MITIGATION OF DAMAGES.

         Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of his employment hereunder.

21.      GOVERNING OF LAW.

         This agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its conflicts of laws rules or principles.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                              INTERACTIVE HEART MANAGEMENT CORP.




                                              By: /s/ Micheal W. Cox
                                                 -------------------------------
                                                 Michael W. Cox, President


                                                 EXECUTIVE

                                                 /s/ Gary A. Levin, M.D.
                                                 -------------------------------
                                                 Gary A. Levin, M.D.

                                       14
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

Agreed as to Sections , 5,6 ,7 and 8 only:

Q-MED, INC.

By: /s/ Michael W. Cox
    ----------------------------
    Michael W. Cox, President

                                       15
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

                                   Schedule 1

----------------------------- ----------------------------- ------------------------------ ----------------------------
            Goal                         Bonus                      Maximum Target               Minimum Threshold
----------------------------- ----------------------------- ------------------------------ ----------------------------
Sales  One or more  contract  Subject   to   meeting   the  100,000   or  more   "Senior   50,000   Senior   Equivalent
has been  signed by November  Minimum    Threshold,    the  Equivalent   Lives"  by  the   Lives by the Goal Date.
30, 2001 covering the target  Executive  will earn a Sales  Goal    Date.    A    Senior
number of Senior  Equivalent  Bonus calculated as follows:  Equivalent  Life  means  one
Lives  and  the  Company  is                                (1) Managed  Care  enrollee,
receiving  revenue  for such  Sales Bonus = Maximum  Sales  65 years  old or  older,  or
Senior  Equivalent  Lives by  Bonus   x   (Actual   Senior  four  (4)  such   enrollees,
February 28, 2002.            Equivalent lives / 100,000)   under  the  age of 65  years
                                                            old.
                              Where  Maximum Sales Bonus =
                              (.40 x Base  Salary from the
                              Start Date to  November  30,
                              2001) - $41,000

                              In no case  shall  the Sales
                              Bonus   exceed  the  Maximum
                              Bonus.

                              For  example,  if the  Start
                              Date is August 1, 2000,  the
                              Base  Salary  from August 1,
                              2000 would be  $273,333  and
                              the Sales  Bonus would be as
                              follows:  Maximum $68,333.32
                              and minimum $34,166
----------------------------- ----------------------------- ------------------------------ ----------------------------
Business        Development:  Max: $10, 250                 CHF and  Diabetes  ready  to   CHF  ready to  implement  by
Complete  development  of or                                implement  by April 30, 2001   April 30, 2001 if  purchased
purchase  of or  outsourcing  Min:  $5,125                  if purchased  or  outsourced   or  outsourced  or June  30,
contract    and   ready   to                                or June  30,  2001 if the to   2001 if the  Company  elects
implement    other   disease                                build.                         Company elects to build.
programs.
----------------------------- ----------------------------- ------------------------------ ----------------------------
Business  Development/Sales:  Max:  $20,500                 CAD, CHF and  Diabetes  sold   CHF  and CAD  sold  11/30/01
                                                            by                             for > 50,000
----------------------------- ----------------------------- ------------------------------ ----------------------------

                                       16
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

----------------------------- ----------------------------- ------------------------------ ----------------------------
Completed  sale of combined1  Min:  $10,250                 12/31/01 for > 50,000 Senior   Senior Equivalent Lives
disease management programs.                                Equiva-lent Lives
----------------------------- ----------------------------- ------------------------------ ----------------------------
Strategic  Planning/Business  Max:   $10,250                Board   or   CEO    approved   Board   or   CEO    approved
Development:        Complete                                completed    strategic   and   completed strategic business
business   and   operational  Min:   $5,125                 business  plan for  internet   plan for  internet  strategy
plan  for  3-year   internet                                strategy   and   development   by June 30, 2001
strategy.                                                   phase  initiated  by  August
                                                            31, 2001
----------------------------- ----------------------------- ------------------------------ ----------------------------


--------
1 Combined DM programs specifically excludes using LifeMasters and must either build own program or outsource to another CHF and DM vendor(s).

                                       17
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------

                                   Schedule 2

The adjusted consolidated net earnings ("Adjusted Net Earnings") of the Company and its subsidiaries, for the purpose of computing the Executives' contingent vesting of stock options under the provisions of paragraph 5.2(a) above, shall be determined, in accordance with generally accepted accounting principles, within ninety (90) days after the end of each fiscal year by the independent accounting firm employed by the Company as its auditors. The computation by such accounting firm of the Adjusted Net Earnings, made in the manner herein provided, shall be in all respects final and binding upon the Company, upon the Executive, and upon all others, and the Company shall pay such compensation to the Executive within 120 days of the end of the fiscal year in question.

         For the purpose of computing the Executive contingent compensation, the Adjusted Net Earnings of the Company and its subsidiaries for the above mentioned period shall be the consolidated net earnings of the Company and its subsidiaries for such period, as audited and reported upon, for the purposes of the Company's annual report to stockholders for such period, by the Company's independent auditors, plus all amounts charged against such consolidated net earnings in respect of the following:

         (i) Taxes of the United States and foreign governments (including, but without limitation, excess profits taxes) based upon or measured, in whole or in part, by income of the Company or its subsidiaries but exclusive of sate and territorial taxes and taxes imposed by political subdivisions thereof;

         (ii) Contingent compensation, if any, which may be payable by the Company under any plan or agreement, including this Agreement, other than a profit-sharing plan qualified under Section 401 of the Internal Revenue Code or any statutory provision that may hereafter be enacted to replace such section;

         (iii)             All   items   of   non-recurring    loss   or   other
                           extraordinary charge which, by reason of size, character, or other factors did not, in the sole and uncontrolled judgment of the Board of Directors, arise in the ordinary and usual course of the business of the Company and its subsidiaries, including expenses properly attributable to such loss or charge;

less, however, all amounts included in such consolidated net earnings in respect of items of capital gain, non-recurring profit, or other extraordinary credit which, by reason of size, character, or other factors did not, in the sole and uncontrolled judgment of the Board of Directors, arise in the ordinary and usual course of business of the Company and its subsidiaries, after deducting expenses properly attributable to such gain, profit, or credit, except and to the extent that the Board of Directors, in its sole and uncontrolled judgment, shall find that the Executive was responsible for such gain, profit, or credit and shall direct the inclusion, in whole or in part, of such gain, profit, or credit in the computation of consolidated net earnings.

                                       18
                                                                    /s/ MWC  MWC
                                                                    -------
                                                                    /s/ GAL  GAL
                                                                    -------